Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 2, 2009 with respect to the consolidated financial statements of Atlas America, Inc. and subsidiaries contained in Amendment No. 1 to this Registration Statement and Prospectus (File No. 333-160059). We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Cleveland, Ohio

July 24, 2009